UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

Outbrain Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 19th Street

New York, NY 10011

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 859-8594

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On June 2, 2022, Outbrain Inc. (the “Company”) announced that, on June 1, 2022, Elise Garofalo, the Company’s Chief Financial Officer (“CFO”) and principal accounting officer, tendered her resignation from her position with the Company effective June 30, 2022. Ms. Garofalo will remain a non-executive employee of the Company for the period July 1, 2022 through December 31, 2022 (the “Transition Period”) and during this time will assume the role of special advisor to the Chief Executive Officer and new CFO with responsibilities primarily relating to the transition of her role to the new CFO. Ms. Garofalo’s resignation was not a result of any disagreement on any matter relating to the Company’s operations, policies or procedures. It is expected that the terms of Ms. Garofalo’s employment agreement will remain in effect during the Transition Period, with the exception that her base salary will be reduced for the Transition Period and any bonus payout to which she may be entitled under the Company’s 2022 annual bonus program will take into account the reduction in base salary. Any such modified terms will be set forth in an amendment to Ms. Garofalo’s employment agreement, which will be disclosed in accordance with SEC rules once finalized and approved.

Appointment of New Chief Financial Officer

On June 2, 2022, the Company also announced that the Board of Directors has appointed Jason Kiviat as CFO and the principal accounting officer of the Company effective July 1, 2022. Mr. Kiviat, 34, has worked at the Company since 2013 serving in roles of increasing responsibility within the Company’s finance team, including head of corporate FP&A since 2018 with the added role of head of investor relations since 2021, and during this time has been an integral part of many of the Company’s strategic milestones. There are no family relationships between Mr. Kiviat and any director, director nominee, or executive officer of the Company, and Mr. Kiviat does not have an interest in any transaction that would be reportable under Item 404(a) of Regulation S-K.

It is expected that the Company and Mr. Kiviat will enter into an employment agreement in connection with his promotion to the CFO position. The employment agreement and its terms will be disclosed in accordance with SEC rules once finalized and approved. Additionally, in connection with his appointment, Mr. Kiviat will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Form S-1/A, as amended, filed with the SEC on July 20, 2021 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 2, 2022, the Company issued a press release announcing the matters reported above under Item 5.02. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated June 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.

Date: June 2, 2022	By:	/s/ David Kostman
Name: David Kostman
Title: Co-Chief Executive Officer